Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-264603 and 333-268307 on Form S-3 and Registration Statement Nos. 333-255599 and 333-268308 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Endeavor Group Holdings, Inc. and the effectiveness of Endeavor Group Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 28, 2023